UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 1, 2007

(Date of Earliest Event Reported)

KYPHON INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Commission File:	77-0366069
(State or Other Jurisdiction of Incorporation or Organization)	000-49804	(I.R.S. Employer Identification No.)

1221 Crossman Avenue

Sunnyvale, California 94089

(Address of Principal Executive Offices)

(408) 548-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry Into a Material Definitive Agreement

Replacement Credit Facility

In connection with the consummation of the Merger (as defined below in Item 2.01), on November 2, 2007, Kyphon Inc. (“Kyphon”) entered into a Credit Agreement (the “Credit Agreement”) with The Bank of Tokyo Mitsubishi UFJ, Ltd. (the “Lender”). The Credit Agreement provides for a $300 million unsecured revolving credit facility (the “Facility”) maturing November 2, 2010. Kyphon may terminate or permanently reduce the commitments available under the Facility and prepay the Facility without premium or penalty at any time.

All amounts due to the Lender from Kyphon under the Credit Agreement, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, are guaranteed by Medtronic, Inc. (“Medtronic”), which is the parent company of Kyphon, pursuant to a Guaranty made as of November 2, 2007 by Medtronic to the Lender.

The proceeds from the Facility were used to refinance all existing obligations under Kyphon’s current Credit Agreement dated as of January 18, 2007 and will be used to retire other existing debt obligations of Kyphon. In addition to certain initial fees, Kyphon is obligated to pay a commitment fee based on the total revolving commitment.

Each Revolving Loan (as defined under the Credit Agreement) shall be, at Kyphon’s request, either an Alternate Base Rate Loan or a Eurodollar Loan (each, as defined under the Credit Agreement).

The Credit Agreement contains customary representations and warranties of Kyphon as well as affirmative covenants regarding Kyphon. Upon the occurrence of an event of default under the Credit Agreement, the Lender could elect to declare all amounts outstanding under the Facility to be immediately due and payable. Events of default under the Credit Agreement include payment defaults, breaches of covenants, bankruptcy events and a change in control of Kyphon.

The foregoing description is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Disc-O-Tech Vertebroplasty Transaction

On November 1, 2007, Kyphon entered into a definitive agreement to divest substantially all of the vertebroplasty spine-related assets and associated intellectual property rights of the Disc-O-Tech Parties (as defined below) encompassed by the Asset Purchase Agreement (Vertebroplasty Assets), dated as of December 20, 2006, by and among Kyphon, Disc-O-Tech Medical Technologies Ltd. (under voluntary liquidation) (“Disc-O-Tech”) and Discotech Orthopedic Technologies Inc. (together with Disc-O-Tech, the “Disc-O-Tech Parties”) relating to the sale of Disc-O-Tech’s Confidence™ product line used in the treatment of vertebral compression fractures. Under the terms of the divestiture agreement, the acquirer agreed to assume substantially all of Kyphon’s payment obligations under the vertebroplasty acquisition agreements. The divestiture agreement remains subject to regulatory clearances and other customary conditions.

ITEM 1.02.	Termination of a Material Definitive Agreement

In connection with the consummation of the Merger and the effectiveness of the Facility described in Item 1.01 above, Kyphon repaid in full and terminated its Credit Agreement (the “Old Credit Agreement”) with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and Banc of America Securities LLC as sole lead arranger and sole book manager. A description of the Old Credit Agreement is included in Kyphon’s Form 8-K, filed with the Securities and Exchange Commission on January 24, 2007, which is hereby incorporated herein by reference into this Item 1.02. A copy of the Old Credit Agreement is included as Exhibit 10.2 to this Form 8-K and is hereby incorporated herein by reference into this Item 1.02.

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ITEM 2.01.	Completion of Acquisition or Disposition of Assets.

Acquisition by Medtronic

On November 2, 2007, pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”), entered into by Medtronic, Jets Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Medtronic (“Merger Sub”) and Kyphon on July 26, 2007, Merger Sub was merged with and into Kyphon, with Kyphon continuing as a wholly owned subsidiary of Medtronic (the “Merger”) and in connection therewith, each outstanding share of Kyphon common stock was converted into the right to receive $71.00 per share in cash, without interest and less applicable withholding taxes.

Disc-O-Tech Transactions

On November 1, 2007, Kyphon completed its acquisition of the non-vertebroplasty spine-related assets and associated intellectual property of the Disc-O-Tech Parties, pursuant to the Asset Purchase Agreement (Non-Vertebroplasty Assets), dated as of December 20, 2006, among Kyphon and the Disc-O-Tech Parties, for $100 million in cash that had previously been paid. As a result of the completion of this transaction, Kyphon acquired the Disc-O-Tech Parties’ B-Twin and SKy product lines.

Kyphon also entered into the divestiture agreement on November 1, 2007. The description of the divestiture agreement set forth in Item 1.01 of this 8-K is incorporated by reference into this Item 2.01.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 2, 2007, Kyphon borrowed $300,000,000 from the Lender pursuant to the terms and conditions of the Credit Agreement. The description of the Credit Agreement set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

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ITEM 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, Kyphon notified the national securities exchange NASDAQ of its intent to remove its common stock from listing on the NASDAQ Global Select Market and requested NASDAQ to file a delisting application with the SEC to delist and deregister its common stock.

ITEM 5.01.	Changes in Control of Registrant.

Upon consummation of the Merger, Kyphon became a wholly owned, indirect subsidiary of Medtronic.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of Directors

As contemplated by the Merger Agreement, the directors of Kyphon resigned immediately prior to the closing of the Merger and Terrance L. Carlson and Gary L. Ellis, the directors of Jets Acquisition Corporation immediately prior to the Merger became directors of Kyphon upon consummation of the Merger. Immediately following consummation of the Merger, Terrance L. Carlson and Gary L. Ellis were replaced by Peter L. Wehrly, Robert Jordheim, Steve Foster, Antoine Campiche, Henri-Pierre Ferret, and Herbert F. Riband, as directors of Kyphon. Each new director is an employee or executive officer of Medtronic.

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Change of Officers

Following the completion of the Merger, Richard W. Mott ceased to be Chief Executive Officer and President of Kyphon and became instead Vice President Strategic Operations of Medtronic. Maureen L. Lamb’s title was switched to that of Vice President and Controller, although she has retained the functions of principal financial officer and principal accounting officer. Arthur T. Taylor, Kyphon’s Vice President and Chief Operating Officer, has assumed the functions of principal executive officer. A description of Arthur T. Taylor’s biographical information and relationship with Kyphon is included in Kyphon’s Annual Proxy Statement filed with the SEC on April 30, 2007, and incorporated herein by reference.

Following the completion of the Merger, Peter Wehrly was appointed as president of Kyphon. Peter L. Wehrly, age 48, has been Senior Vice President and President, Spinal and Navigation of Medtronic since August 2005. Prior to that he was President and General Manager of Medtronic Sofamor Danek, Inc. from August 2004 to August 2005, President of Biologics and U.S. Sales from April 2003 to August 2004, and Division President of Interbody and Orthopedic Technologies from 2000 to April 2003. From 1983 to 2000 he was employed by Johnson and Johnson, most recently as Division President at DePuy Spine, Inc.

Compensatory Arrangements

On November 1, 2007, the Board of Directors of Kyphon approved the acceleration of vesting of all unvested option and restricted stock units granted to certain employees of Kyphon, including the following named executive officers: Richard W. Mott, Maureen L. Lamb, David M. Shaw, and Robert A Vandervelde. The acceleration became effective immediately prior to the consummation of the Merger.

The Board of Directors of Kyphon also approved certain amendments to Kyphon’s Variable Incentive Plan and Key Contributor Incentive Plan (together, the “Incentive Plans”). Payouts under the Incentive Plans are based on certain company and individual performance factors. Pursuant to these amendments, the Quarterly Payment Factor of the Variable Incentive Plan and the Individual Performance Factor and Company Performance Factor of the Key Contributor Incentive Plan were set at 100%, 100%, and 120%, respectively, for certain employees, including named executive officers.

Under the original terms of the Incentive Plans, a participant must be employed by Kyphon on the last day of the period for which a bonus payment is to be made. On November 1, 2007, the Board of Directors of Kyphon amended the Incentive Plans to provide for the payment of a participant’s accrued bonus, pro-rated for any partially completed performance periods, in the event that the participant in the Incentive Plans is terminated by Kyphon and its successors, other than for Cause (as defined in the Merger Agreement), or by the employee for Good Reason (as defined in the Merger Agreement) prior to December 31, 2007. The amendments also provided for pro-rated bonuses under Kyphon’s future 2008 bonus plans to certain employees to be named by Medtronic.

ITEM 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As contemplated by the Merger Agreement, at the effective time of the Merger, the Certificate of Incorporation and Bylaws of Kyphon were amended and restated to be the same as the Certificate of Incorporation and Bylaws of Jets Acquisition Corporation in effect immediately prior to the effective time of the Merger, with the exception that the name of the surviving corporation remained Kyphon Inc. The Amended and Restated Certificate of Incorporation and Bylaws of Kyphon are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

10.1	Credit Agreement dated as of November 2, 2007 between Kyphon Inc. and The Bank of Tokyo Mitsubishi UFJ, Ltd.

10.2	Credit Agreement dated as of January 18, 2007 by and among Kyphon, certain subsidiaries of Kyphon, Bank of America Securities LLC, and Bank of America, N.A.(1)

(1)	Incorporated by reference to Exhibit 10.1 to Kyphon’s Form 8-K, filed with the Securities and Exchange Commission on January 24, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2007

KYPHON INC.

By:	/s/ Arthur T. Taylor
Arthur T. Taylor
Vice President, Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

10.1	Credit Agreement dated as of November 2, 2007 between Kyphon Inc. and The Bank of Tokyo Mitsubishi UFJ, Ltd.

10.2	Credit Agreement dated as of January 18, 2007 by and among Kyphon, certain subsidiaries of Kyphon, Bank of America Securities LLC, and Bank of America, N.A.(1)

(1)	Incorporated by reference to Exhibit 10.1 to Kyphon’s Form 8-K, filed with the Securities and Exchange Commission on January 24, 2007.